Exhibit 10.32

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to Executive Employment Agreement (the “Amendatory Agreement”) is entered into effective as of October 4, 2024 (the “Effective Date”) by and between Kintara Therapeutics, Inc., a Nevada corporation (the “Company”) and Robert E. Hoffman (“Executive”).

WHEREAS, Executive currently serves as Chief Executive Officer, President, and interim Chief Financial Officer of the Company, as well as Chairman of the Board of Directors of the Company;

WHEREAS, the parties entered into that certain Executive Employment Agreement effective as of November 8, 2021 (the “Employment Agreement”);

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of April 2, 2024 with Kayak Mergeco, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Mergeco”), and TuHURA Biosciences, Inc., a Delaware corporation (“TuHURA”) pursuant to which, among other things, Mergeco will be merged with and into TuHura, with TuHura continuing as the surviving entity (the “Merger”);

WHEREAS, pursuant to Section 7(a) of the Employment Agreement (the “Non-Competition Clause”), Executive is restricted from engaging in certain competitive activities during his employment with the Company;

WHEREAS, in contemplation of the Merger, the Company desires that the Non-Competition Clause continue in effect for a period of twelve (12) months following the date that Executive’s employment with the Company terminates (in other words, for the “Restricted Period” as defined in section 7(b) of the Employment Agreement);

WHEREAS, in furtherance of the Merger and for other good and valuable consideration, including the accelerated vesting of all outstanding stock options granted to the Executive by the Company, the receipt of which Executive acknowledges, Executive is willing to extend the Non-Compete Clause in such manner;

WHEREAS, pursuant to Section 11(e) of the Employment Agreement, the Employment Agreement is governed by California law and includes a California choice-of-venue provision.

WHEREAS, in furtherance of the Merger and for other good and valuable consideration, including the accelerated vesting of all outstanding stock options granted to the Executive by the Company, the receipt of which Executive acknowledges, Executive is willing to extend the Non-Compete Clause in such manner, Executive is willing to further amend the Employment Agreement to substitute the State of Nevada for the State of California as the governing law and venue of the Employment Agreement, as amended herein, and for the venue for resolution of any disputes relating to the Employment Agreement, as amended herein;

WHEREAS, Executive is represented by legal counsel in negotiating the terms of this Amendatory Agreement, and specifically in regards to designating the venue in which a controversy arising from the Employment Agreement may be adjudicated and the choice of law to be applied to the Employment Agreement.

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
Amendments.

(i)
Section 7(a) of the Executive Employment Agreement is hereby amended in its entirety, to read as follows

“(a) Non-Competition. During Executive’s employment with the Company and for a period of twelve (12) months following Executive’s termination of employment with the Company (regardless of the reason for such termination), Executive shall not, anywhere in the United States, directly or indirectly, own, manage, operate, control, consult with, be employed by, participate in the ownership, management, operation or control of, or otherwise render services to or engage in, any business engaged in or competitive with the business conducted by the Company or any other Company Entity during Executive’s employment or with respect to which the Company or any other Company Entity has or had under development during the Employment Period; provided, that the Executive’s passive ownership of securities of 2% or less of any publicly traded class of securities of a public company shall not violate the foregoing restriction. For purposes of the foregoing, the “business conducted by the Company” means: (i) discovery and development of antibody drug conjugates (ADCs), targeting Myeloid Derived Suppressor Cells (MDSCs), (ii) discovery and development of cancer vaccines designed to overcome primary resistance to checkpoint inhibitors; or (iii) discovery and development of any photodynamic technology or product candidate.”

(ii)
Section 11(c) of the Executive Employment Agreement is hereby amended in its entirety, to read as follows

“(e) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to the conflict of laws (rules) or choice of laws (rules) thereof. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any appropriate state or federal court of record in the State of Nevada over any action or proceeding arising out of or relating to this Agreement or Executive’s employment or termination of employment, and each of the parties hereto hereby irrevocably agrees that all claims in respect of any such action or proceeding shall be heard and determined in such Nevada state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent legally possible, the defense of an inconvenient forum to the maintenance of such action or proceeding. THE PARTIES IRREVOCABLY WAIVE ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY SUCH ACTIONS OR CONTROVERSIES AND REPRESENT THAT SUCH PARTY HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL SPECIFICALLY WITH RESPECT TO THIS WAIVER.

EXECUTIVE ACKNOWLEDGES AND CONFIRMS THAT HE HAS BEEN REPRESENTED BY COUNSEL IN REVIEWING, NEGOTIATING AND ACCEPTING ALL TERMS AND CONDITIONS OF THIS AGREEMENT, INCLUDING IN PARTICULAR THE PROVISIONS SET FORTH IN THIS SECTION 12(e).”

2.
Stock Options. Upon execution of this Amendatory Agreement, all stock options previously granted to the Executive by the Company and outstanding on the Effective Date shall, to the extent not vested as of such Effective Date, be fully vested on the Effective Date.

3.
Continuing Obligations. Executive acknowledges and reaffirms, and agree to comply with, Executive’s obligations under the Employment Agreement, which, except as modified herein, remains in full force and effect. These obligations specifically include, but are not limited to, Section 5 (Confidential Information), Section 6 (Assignment of Intellectual Property), and Section 7, as amended herein (Non-Competition, Non-Solicitation Covenants).

4.
Successors and Assigns. Executive acknowledges that, in accordance with Section 11(a) of the Employment Agreement, the Employment Agreement, as amended herein, shall be binding on the successors and assigns of the Company. For avoidance of doubt, the parties agree that the Employment Agreement, as amended herein, shall be binding on TuHura effective upon and following the Merger.

5.
Governing Law. This Amendatory Agreement shall be governed by the laws of the State of Nevada to the same extent as set forth in Section 11(c) of the Executive Employment Agreement, as amended herein. Executive hereby acknowledges that as of the date this Amendatory Agreement is entered into, Executive is a resident of the State of Nevada and therefore amending the Executive Employment Agreement in the manner provided by this Amendatory Agreement is reasonable to protect the Company’s legitimate business interests and will not be burdensome on Executive. Executive further acknowledges and agrees that, even if the laws of the State of California had applied (as provided by the Executive Employment Agreement as in effect prior to this Amendatory Agreement), given, among other things, Executive’s positions as Chief Executive Officer, President, interim Chief Financial Officer, and Chairman of the Board of Directors of the Company, the substantial equity holdings of Executive in the Company and Executive’s retention of his own personal counsel who in fact individually represented him in connection with the negotiation and review of the terms of this Amendatory Agreement, the terms of Section 7(a) of the Executive Employment Agreement, as amended herein, and the specific terms modifying the choice of law and forum applicable to this Amendatory Agreement would be exempt from the general prohibition on non-compete restrictions under the laws of the State of California by reason of Section 925(e) of the California Labor Code.

6.
Review and Consultation With Counsel. Executive acknowledges and agrees that he has read and fully understands the meaning of each provision of this Amendatory Agreement. Executive further acknowledges and agrees that he has been advised by the Company to consult an attorney, that Executive further acknowledges and agrees that he has in fact been represented by an attorney in negotiating the terms of this Amendatory Agreement, including the choice of law provisions set forth above, and that he freely and voluntarily enters into this Amendatory Agreement. Executive has furnished the Company in writing with the name and address of the attorney he retained and who represented him in regard to this Amendatory Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first indicated above.

THE COMPANY

KINTARA THERAPEUTICS, INC.

By: /s/ Robert E. Hoffman

Name: Robert E. Hoffman

Title: President and Chief Executive Officer

EXECUTIVE

By: /s/ Robert E. Hoffman

Name: Robert E. Hoffman

Title: President and Chief Executive Officer